Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our reports dated February 23, 2011 with respect to the consolidated financial statements of TransAlta Corporation (the “Corporation”) as at December 31, 2010 and 2009 and for each of the years in the three year period ended December 31, 2010, and internal control over financial reporting as of December 31, 2010 of TransAlta Corporation, included as an exhibit to or incorporated by reference in the Annual Report (Form 40-F/A) for 2010.

We also consent to the use of our audit report dated February 23, 2011 to the Board of Directors of the Corporation with respect to the Reconciliation to United States Generally Accepted Accounting Principles as at December 31, 2010 and 2009 and for each of the years in the three year period ended December 31, 2010, included as an exhibit to or incorporated by reference in the Annual Report (Form 40-F/A) for 2010.

We also consent to the incorporation by reference in the following Registration Statements:

(1)      Registration Statement (Form S-8 No. 333-72454 and No. 333-101470) pertaining to TransAlta Corporation’s Share Option Plan

(2)      Registration Statement (Form F-10 No. 333-170465 and No. 333-162418) pertaining to the registration of Debt and Equity Securities of TransAlta Corporation

of our reports dated February 23, 2011, with respect to the consolidated financial statements of TransAlta Corporation as at December 31, 2010 and 2009 and for each of the years in the three year period ended December 31, 2010, internal control over financial reporting as of December 31, 2010 of TransAlta Corporation and the Reconciliation to United States Generally Accepted Accounting Principles as of December 31, 2010 and 2009 and for each of the years in the three year period ended December 31, 2010, included as an exhibit to or incorporated by reference in the Annual Report (Form 40-F/A) of TransAlta Corporation for the year ended December 31, 2010.

Signed “Ernst & Young LLP”

Chartered Accountants

Calgary, Alberta

August 25, 2011